SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Anheuser-Busch InBev SA/NV

(Exact Name of Registrant as Specified in Its Charter)

Belgium	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification no.)
Brouwerijplein 1 3000 Leuven, Belgium	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

(FOR CO-REGISTRANTS, PLEASE SEE “TABLE OF CO-REGISTRANTS” ON THE FOLLOWING PAGE)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: ☐

Securities Act registration statement file number to which this form relates:	333-214581
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
6.500% Notes due 2018 2.200% Notes due 2018 Floating Rate Notes due 2018 3.750% Notes due 2022 6.625% Notes due 2033 5.875% Notes due 2035 4.950% Notes due 2042	New York Stock Exchange New York Stock Exchange New York Stock Exchange New York Stock Exchange New York Stock Exchange New York Stock Exchange New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

TABLE OF CO-REGISTRANTS

Exact Name as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Number	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code, of Principal Executive Offices
Anheuser-Busch InBev Worldwide Inc.*	Delaware,	2082	43-1162835	One Busch Place, St. Louis,
	United States			Missouri 63118, U.S.A.
				Tel: +1 (314) 577-2000

Anheuser-Busch InBev Finance Inc.	Delaware,	2082	38-3893771	250 Park Avenue, New York, New York, U.S.A. 10177
	United States			Tel: +1 (212) 573-8800

Cobrew NV	Belgium	2082	N/A	Brouwerijplein 1, 3000 Leuven,
				Belgium
				Tel: +32 16 27 61 11

Brandbrew S.A	Luxembourg	2082	N/A	Zone Industrielle Breedewues No. 15, L-1259 Senningerberg, Luxembourg
				Tel: +352 26 15 96 23

Brandbev S.à r.l.	Luxembourg	2082	N/A	Zone Industrielle Breedewues No. 15, L-1259 Senningerberg, Luxembourg
				Tel: +352 26 15 96 23

Anheuser-Busch Companies, LLC	Delaware,	2082	43-1162835	One Busch Place, St. Louis,
	United States			Missouri 63118, U.S.A.
				Tel: +1 (314) 577-2000

*	Anheuser-Busch InBev Worldwide Inc. is the issuer of the debt securities offered hereby. The other listed registrants are guarantors of the debt securities.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

The Registrant has filed with the Securities and Exchange Commission (the “Commission”) a prospectus dated December 8, 2016 (the “Prospectus”), relating to the securities to be registered hereunder included in the Registrant’s Registration Statement on Form F-4 (File No. 333-214581), which became effective on December 8, 2016.

Item 1.	Description of Registrant’s Securities to be Registered

Anheuser-Busch InBev SA/NV hereby incorporates by reference the description of its securities to be registered hereunder contained in the Prospectus dated December 8, 2016 under the heading “Description of the AB InBev Notes” and in the Company’s prospectus forming part of its Registration Statement (File No. 333-214581) under the same heading, originally filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, on November 14, 2016, as thereafter amended and supplemented.

Item 2.	Exhibits.

4.1.	Form of Indenture, among the Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, Brandbrew S.A., Brandbev S.à r.l., Cobrew NV, Anheuser-Busch InBev Finance Inc. and Anheuser-Busch Companies, LLC and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) (incorporated by reference to Exhibit 4.1 to Form F-4 (File No. 333-214581) filed by Anheuser-Busch InBev SA/NV on 14 November 2016, as thereafter amended and supplemented).

4.2	Form of First Supplemental Indenture, among the Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, Brandbrew S.A., Brandbev S.à r.l., Cobrew NV, Anheuser-Busch InBev Finance Inc. and Anheuser-Busch Companies, LLC and the Trustee (incorporated by reference to Exhibit 4.2 to Form F-4 (File No. 333-214581) filed by Anheuser-Busch InBev SA/NV on 14 November 2016, as thereafter amended and supplemented).

4.3	Form of Second Supplemental Indenture, among the Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, Brandbrew S.A., Brandbev S.à r.l., Cobrew NV, Anheuser-Busch InBev Finance Inc. and Anheuser-Busch Companies, LLC and the Trustee (incorporated by reference to Exhibit 4.3 to Form F-4 (File No. 333-214581) filed by Anheuser-Busch InBev SA/NV on 14 November 2016, as thereafter amended and supplemented).

4.4	Form of Third Supplemental Indenture, among the Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, Brandbrew S.A., Brandbev S.à r.l., Cobrew NV, Anheuser-Busch InBev Finance Inc. and Anheuser-Busch Companies, LLC and the Trustee (incorporated by reference to Exhibit 4.4 to Form F-4 (File No. 333-214581) filed by Anheuser-Busch InBev SA/NV on 14 November 2016, as thereafter amended and supplemented).

4.5	Form of Fourth Supplemental Indenture, among the Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, Brandbrew S.A., Brandbev S.à r.l., Cobrew NV, Anheuser-Busch InBev Finance Inc. and Anheuser-Busch Companies, LLC and the Trustee (incorporated by reference to Exhibit 4.5 to Form F-4 (File No. 333-214581) filed by Anheuser-Busch InBev SA/NV on 14 November 2016, as thereafter amended and supplemented).

4.6	Form of Fifth Supplemental Indenture, among the Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, Brandbrew S.A., Brandbev S.à r.l., Cobrew NV, Anheuser-Busch InBev Finance Inc. and Anheuser-Busch Companies, LLC and the Trustee (incorporated by reference to Exhibit 4.6 to Form F-4 (File No. 333-214581) filed by Anheuser-Busch InBev SA/NV on 14 November 2016, as thereafter amended and supplemented).

4.7	Form of Sixth Supplemental Indenture, among the Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, Brandbrew S.A., Brandbev S.à r.l., Cobrew NV, Anheuser-Busch InBev Finance Inc. and Anheuser-Busch Companies, LLC and the Trustee (incorporated by reference to Exhibit 4.7 to Form F-4 (File No. 333-214581) filed by Anheuser-Busch InBev SA/NV on 14 November 2016, as thereafter amended and supplemented).

4.8	Form of Seventh Supplemental Indenture, among the Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, Brandbrew S.A., Brandbev S.à r.l., Cobrew NV, Anheuser-Busch InBev Finance Inc. and Anheuser-Busch Companies, LLC and the Trustee (incorporated by reference to Exhibit 4.8 to Form F-4 (File No. 333-214581) filed by Anheuser-Busch InBev SA/NV on 14 November 2016, as thereafter amended and supplemented).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Anheuser-Busch InBev Worldwide Inc.

Date: December 16, 2016		By:	/s/ Gabriel Ventura

Name: Gabriel Ventura
Title: Authorized Signatory

Anheuser-Busch InBev SA/NV

By:	/s/ Benoit Loore	By:	/s/ Jan Vandermeersch

Name: Benoit Loore		Name: Jan Vandermeersch
Title: Authorized Signatory		Title: Authorized Signatory

Cobrew NV

By:	/s/ Benoit Loore	By:	/s/ Octavio Chino

Name: Benoit Loore		Name: Octavio Chino
Title: Authorized Signatory		Title: Authorized Signatory

Brandbrew S.A.

		By:	/s/ Octavio Chino

Name: Octavio Chino
Title: Authorized Signatory

[Signature page for Form 8-A]

Brandbev S.à r.l.

By:	/s/ Benoit Loore

Name: Benoit Loore
Title: Authorized Signatory

Anheuser-Busch Companies, LLC

By:	/s/ Gabriel Ventura

Name: Gabriel Ventura
Title: Authorized Signatory

Anheuser-Busch InBev Finance Inc.

By:	/s/ Gabriel Ventura

Name: Gabriel Ventura
Title: Authorized Signatory

[Signature page for Form 8-A]

INDEX TO EXHIBITS

Exhibit No.

4.1.	Form of Indenture, among the Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, Brandbrew S.A., Brandbev S.à r.l., Cobrew NV, Anheuser-Busch InBev Finance Inc. and Anheuser-Busch Companies, LLC and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) (incorporated by reference to Exhibit 4.1 to Form F-4 (File No. 333-214581) filed by Anheuser-Busch InBev SA/NV on 14 November 2016, as thereafter amended and supplemented).

4.2	Form of First Supplemental Indenture, among the Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, Brandbrew S.A., Brandbev S.à r.l., Cobrew NV, Anheuser-Busch InBev Finance Inc. and Anheuser-Busch Companies, LLC and the Trustee (incorporated by reference to Exhibit 4.2 to Form F-4 (File No. 333-214581) filed by Anheuser-Busch InBev SA/NV on 14 November 2016, as thereafter amended and supplemented).

4.3	Form of Second Supplemental Indenture, among the Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, Brandbrew S.A., Brandbev S.à r.l., Cobrew NV, Anheuser-Busch InBev Finance Inc. and Anheuser-Busch Companies, LLC and the Trustee (incorporated by reference to Exhibit 4.3 to Form F-4 (File No. 333-214581) filed by Anheuser-Busch InBev SA/NV on 14 November 2016, as thereafter amended and supplemented).

4.4	Form of Third Supplemental Indenture, among the Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, Brandbrew S.A., Brandbev S.à r.l., Cobrew NV, Anheuser-Busch InBev Finance Inc. and Anheuser-Busch Companies, LLC and the Trustee (incorporated by reference to Exhibit 4.4 to Form F-4 (File No. 333-214581) filed by Anheuser-Busch InBev SA/NV on 14 November 2016, as thereafter amended and supplemented).

4.5	Form of Fourth Supplemental Indenture, among the Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, Brandbrew S.A., Brandbev S.à r.l., Cobrew NV, Anheuser-Busch InBev Finance Inc. and Anheuser-Busch Companies, LLC and the Trustee (incorporated by reference to Exhibit 4.5 to Form F-4 (File No. 333-214581) filed by Anheuser-Busch InBev SA/NV on 14 November 2016, as thereafter amended and supplemented).

4.6	Form of Fifth Supplemental Indenture, among the Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, Brandbrew S.A., Brandbev S.à r.l., Cobrew NV, Anheuser-Busch InBev Finance Inc. and Anheuser-Busch Companies, LLC and the Trustee (incorporated by reference to Exhibit 4.6 to Form F-4 (File No. 333-214581) filed by Anheuser-Busch InBev SA/NV on 14 November 2016, as thereafter amended and supplemented).

4.7	Form of Sixth Supplemental Indenture, among the Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, Brandbrew S.A., Brandbev S.à r.l., Cobrew NV, Anheuser-Busch InBev Finance Inc. and Anheuser-Busch Companies, LLC and the Trustee (incorporated by reference to Exhibit 4.7 to Form F-4 (File No. 333-214581) filed by Anheuser-Busch InBev SA/NV on 14 November 2016, as thereafter amended and supplemented).

4.8	Form of Seventh Supplemental Indenture, among the Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, Brandbrew S.A., Brandbev S.à r.l., Cobrew NV, Anheuser-Busch InBev Finance Inc. and Anheuser-Busch Companies, LLC and the Trustee (incorporated by reference to Exhibit 4.8 to Form F-4 (File No. 333-214581) filed by Anheuser-Busch InBev SA/NV on 14 November 2016, as thereafter amended and supplemented).